Exhibit 10.161

Schedule III

Repayment Schedule

	Installment Date	Principal Payments	Interest Payments	Installment Amount*
Pmt. #	Issuance Date = September 3, 2013
	1st Business Day of the 1st month after the Issuance Date	0	0	0
1	1st Business Day of the 2nd month after the Issuance Date	12,500.00	3,333	15,833
2	1st Business Day of the 3rd month after the Issuance Date	12,500.00	1,563	14,063
3	1st Business Day of the 4th month after the Issuance Date	12,500.00	1,458	13,958
4	1st Business Day of the 5th month after the Issuance Date	17,500.00	1,354	18,854
5	1st Business Day of the 6th month after the Issuance Date	17,500.00	1,208	18,708
6	1st Business Day of the 7th month after the Issuance Date	17,500.00	1,063	18,563
7	1st Business Day of the 8th month after the Issuance Date	20,000.00	917	20,917
8	1st Business Day of the 9th month after the Issuance Date	20,000.00	750	20,750
9	1st Business Day of the 10th month after the Issuance Date	20,000.00	583	20,583
10	1st Business Day of the 11th month after the Issuance Date	20,000.00	417	20,417
11	1st Business Day of the 12th month after the Issuance Date	30,000.00	250	30,250
		200,000.00	12,896	212,896

* Installment Amount is the aggregate payment to be paid by the Company to the Holder on the Installment Date. Such amount represents principal and interest.

Schedule Amended September 3, 2013

/s/ Charles P. Kuczynski
Charles P. Kuczynski